Exhibit 32.1

CERTIFICATION PURSUANT

TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Fluent, Inc. for the quarter ended September 30, 2021 (the “Report”), the undersigned hereby certifies in his capacity as Interim Chief Executive Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge and belief, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Fluent, Inc.

November 4, 2021	By:	/s/ Donald Patrick
Donald Patrick
Interim Chief Executive Officer
(Principal Executive Officer)

The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document of Fluent, Inc. or the certifying officers.